EXHIBIT 10.1






                              EMPLOYMENT AGREEMENT





                                SYNTHETECH, INC.





                              PIUS (PHILIP) OTTIGER













                                                   DATED AS OF NOVEMBER 25, 2005
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                              EMPLOYMENT AGREEMENT

This Employment Agreement (this "AGREEMENT"), dated as of November 25, 2005, is between Synthetech, Inc., an Oregon corporation ("EMPLOYER"), and Pius (Philip) Ottiger ("EXECUTIVE").
                                    RECITALS
         A. Employer desires to retain the services of Executive upon the terms and conditions set forth herein.

         B. Executive is willing to provide services to Employer upon the terms and conditions set forth herein.

                                    AGREEMENT
         For and in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Employer and Executive hereby agree as follows:

1.       EMPLOYMENT

         Employer will employ Executive and Executive will accept employment by Employer as its President and Chief Executive Officer. Executive will have the authority, subject to Employer's Articles of Incorporation and Bylaws, as may be granted from time to time by the Board of Directors of Employer (the "BOARD OF DIRECTORS"). Executive will perform the duties assigned to the President and Chief Executive Officer in Employer's Bylaws, the duties customarily performed by the President and Chief Executive Officer of a corporation which is, in all material respects, similar to Employer and such other duties as may be assigned from time to time by the Board of Directors, which relate to the business of Employer or any subsidiaries or parent company of Employer or any business ventures in which Employer or any subsidiaries or parent company of Employer may participate.

2.       ATTENTION AND EFFORT

         Executive will devote the necessary time, ability, attention and effort to Employer's business and will serve its interests during the term of this Agreement; provided, however, that Executive may devote reasonable periods of time to (a) engaging in personal investment activities, (b) serving on the board of directors of other corporations, (c) engaging in charitable or community service activities, and (d) managing other business interests that Executive has (including, but not limited to, those listed in Attachment A hereto), so long as none of the foregoing additional activities (x) materially interfere with Executive's duties under this Agreement or (y) violate paragraph 8.

3.       TERM


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         Unless otherwise terminated pursuant to paragraph 6 of this Agreement,
Executive's term of employment under this Agreement shall commence on his first day of full-time employment at Employer's headquarters in Albany, Oregon (such date being referred to herein as the "COMMENCEMENT DATE") and shall expire on the third anniversary of the Commencement Date; provided, however, that, commencing on the third anniversary of the Commencement Date and on each anniversary thereafter and subject to paragraph 6, the expiration date of the term of Executive's employment hereunder shall automatically be extended for one additional year unless, not later than the date 90 days prior to the expiration of the then existing term, either party gives the other written notice that the expiration date shall not be so extended; and, provided further, that if a Change in Control (as defined in paragraph 7.4) of Employer occurs less than one year prior to the then applicable expiration date and Executive's employment with Employer is not terminated in connection with such Change in Control, the term of this Agreement shall automatically extend until the first anniversary of the date on which the Change in Control occurs.
Notwithstanding anything to the contrary, this Agreement shall terminate and be of no other force and effect if Executive does not commence full-time employment at Employer's headquarters in Albany, Oregon on or before March 1, 2006.

4.       COMPENSATION

         Commencing on the Commencement Date and continuing during the term of this Agreement, Employer agrees to pay or cause to be paid to Executive, and Executive agrees to accept in exchange for the services rendered hereunder by him, the following compensation:

         4.1.     BASE SALARY

         Executive's compensation shall consist, in part, of an annual base salary. Up until the first Anniversary of the Commencement Date, Executive's annual base salary shall be $210,000, before customary payroll deductions. Such annual base salary shall be paid in substantially equal installments and at the same intervals as other officers of Employer are paid, and shall be prorated for any partial years. The Compensation Committee of the Board of Directors (the "Compensation Committee") shall determine any increases in the annual base salary in future years.

         4.2.     BONUS

                  4.2.1 SIGNING BONUS

         If Executive forfeits some or all of his performance bonus due him from his current employer in order to commence employment with Employer on an expedited basis, Employer shall pay Executive up to $35,000 of any such forfeited amount. Such payment will be paid on the Commencement Date and shall be subject to all customary payroll deductions.

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                  4.2.2 PERFORMANCE BONUS

         Executive may be entitled to receive, in addition to the annual base salary described above, an annual bonus in an amount (up to 25% of Executive's base salary) to be determined by the Compensation Committee, in its sole discretion. The Compensation Committee shall determine the performance objectives relating to the annual bonus for a given fiscal year prior to the beginning of that year and shall determine achievement of performance objectives in its sole discretion. Any annual bonus will be paid to Executive no later than 30 days after completion of Employer's audited financial statements for the fiscal year for which such bonus applies. If (a) Executive's employment with Employer terminates as a result of expiration of the term of this Agreement or termination by Employer other than for Cause or by Executive with Good Reason or due to Executive's death or total disability (as defined in paragraph 6.3) and
(b) actual performance for the fiscal year during which such termination occurs achieves the performance objectives established by the Compensation Committee for such fiscal year, Executive shall be entitled to receive, no later than 30 days after completion of Employer's audited financial statements for the applicable fiscal year, an annual performance bonus, the amount of which shall be prorated (based on the number of days during such fiscal year Executive was employed by Employer prior to such termination). Notwithstanding the foregoing, the first performance bonus objectives determined by the Compensation Committee shall cover the period from the Commencement Date through the end of Executive's first full fiscal year with Employer thereafter.

                  4.2.3 DISCRETIONARY CHANGE IN CONTROL BONUS

         If Employer's Board of Directors and shareholders approve a Change in Control transaction, the Compensation Committee of the Board of Directors will consider the value to Employer or the shareholders in such transaction and, in its sole discretion, may provide additional compensation to Executive upon the closing of the transaction in recognition of Executive's efforts on behalf of Employer. The amount of any such additional compensation will be determined in the sole discretion of the Compensation Committee.

         4.3      EQUITY AWARDS

                  4.3.1       INITIAL OPTIONS

         At the first meeting of the Compensation Committee after the Commencement Date, Employer will grant stock options ("INITIAL OPTIONS") to purchase 300,000 shares of Employer's Common Stock under Employer's 2005 Equity Incentive Plan (the "PLAN"). The per share exercise price of the Initial Options will be equal to the fair market value per share of Employer's Common Stock as determined by the Compensation Committee as of the grant date thereof. Unless otherwise agreed by Executive, the Initial Options will be evidenced by an incentive stock option agreement, in substantially the form customarily used by Employer. Subject to accelerated vesting described in the incentive stock option agreements (a) 100,000 of the Initial Options shall vest as of the Commencement Date and (b) so long as Executive continues as an officer or employee of Employer, the remaining Initial Options will vest and become exercisable with respect to one-third of the remaining


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original option shares on the first anniversary of the Commencement Date and with respect to an additional 1/24th of such remaining original option shares on the completion of each full month thereafter, until the third anniversary of the Commencement Date thereof, when all of such option shares shall be vested and exercisable. 4.3.2 ADDITIONAL EQUITY AWARDS

         The Compensation Committee shall determine any grants of restricted stock, additional options or other equity-based awards to be made to Executive under the Plan or otherwise in future years.

         4.4      WITHHOLDING

         Employer shall withhold from any payments under this Agreement all federal, state, city or other taxes as may be required pursuant to any applicable law, governmental regulation or ruling.

5.       BENEFITS; KEY-MAN LIFE INSURANCE; INDEMNIFICATION

         5.1      BENEFITS

         Commencing on the Commencement Date and continuing during the term of this Agreement, Executive will be entitled to participate, subject to and in accordance with applicable eligibility requirements, in fringe benefit programs as shall be available generally to officers and employees of Employer or which may be provided specifically for Executive from time to time by action of the Compensation Committee (or any other person or committee appointed by the Board of Directors to determine fringe benefit programs).

         5.2      VEHICLE

         Employer will secure a lease for a mutually agreed upon automobile that Executive will utilize during the term of his employment with Employer, and Employer shall pay all expenses related to the use of such automobile, including, but not limited to, financing, operation and maintenance of the automobile and all standard liability, collision and comprehensive insurance for the use of such automobile.

         5.3      MOVING EXPENSES

         Employer will pay Executive's reasonable out-of-pocket moving expenses incurred in connection with Executive's relocation to Oregon and will pay up to four weeks of Executive's reasonable expenses incurred for temporary accommodation in connection with his relocation to Oregon.

         5.4      KEY-MAN LIFE INSURANCE

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         At Employer's request, Executive shall cooperate with Employer in obtaining, at Employer's expense, key-man life insurance policies on Executive's life, with Employer to be the beneficiary of any such policies. Employer's inability to obtain such insurance due to lack of insurability of Executive shall not be deemed a breach of this Agreement.

         5.5      BOARD MEMBERSHIP

         At the first meeting of the Board of Directors after the Commencement Date, the Board of Directors will appoint Executive as a Director of Employer. During his service as the Chief Executive Officer of Employer, Employer will nominate Executive as a Director with respect to each election of Directors of Employer by its shareholders and use reasonable efforts to cause him to be elected as a Director.

         5.6      INDEMNIFICATION

         Employer agrees that it will indemnify Executive against liability as an officer of Employer and, to the extent he acts in such capacity, as a director or an officer of any of Employer's affiliates, to the fullest extent permitted by applicable law. To the fullest extent permitted by applicable law, Employer agrees to advance and pay all reasonable legal fees and costs on behalf of Executive to defend Executive against any and all claims against Executive relating to his position as an officer and director of Employer, and Executive shall have the right to select his legal counsel to defend him against any and all such claims, provided that such counsel must be reasonably acceptable to Employer.

         5.7      INDIVIDUAL LIFE INSURANCE

         Subject to Executive's eligibility therefore, Employer shall secure and maintain during the term of Executive's employment with Employer a standard term life insurance policy in the aggregate amount of $150,000 for the benefit of Executive and his designated beneficiaries.

6.       TERMINATION

         In addition to the termination of this Agreement pursuant to the final paragraph of paragraph 3, employment of Executive pursuant to this Agreement may be terminated as follows, but in any case, the provisions of paragraph 8 hereof shall survive the termination of this Agreement and the termination of Executive's employment hereunder:

         6.1.     BY EMPLOYER

         With or without Cause (as defined below), Employer may terminate the employment of Executive at any time during the term of employment upon giving Executive at least thirty (30) days' prior written notice thereof. The effective date of the termination of Executive's employment shall be the date on which such applicable 30-day period expires; provided, however, that Employer may, upon notice to Executive and without reducing Executive's annual base salary during such 30-day period, excuse Executive from any or all of his duties

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during such period and request Executive to immediately resign as a Director, if applicable, and officer of Employer, whereupon, if requested to so resign, Executive shall immediately resign.

         6.2.     BY EXECUTIVE

         Executive may terminate his employment at any time upon giving Employer, in the case of termination by Executive (a) other than with Good Reason, at least 90 days' prior written notice thereof and (b) with Good Reason, at least 30 days' prior written notice thereof. The effective date of the termination of Executive's employment shall be the date on which such applicable 90 or 30-day period expires; provided, however, that Employer may, upon notice to Executive and without reducing Executive's annual base salary during such 90 or 30-day period, excuse Executive from any or all of his duties during such period and request Executive to immediately resign as a Director, if applicable, and officer of Employer, whereupon, if requested to so resign, Executive shall immediately resign. Any such resignation at Employer's request following Executive's notice of termination other than with Good Reason shall not be deemed to represent termination of Executive's employment by Employer for purposes of this Agreement or otherwise, but shall be deemed voluntary termination by Executive of his employment without Good Reason.

         6.3.     AUTOMATIC TERMINATION

         This Agreement and Executive's employment hereunder shall terminate automatically upon the death or total disability of Executive. The term "TOTAL DISABILITY" as used herein shall mean Executive's inability to perform the duties set forth in paragraph 1 hereof, with or without reasonable accommodation, for a period or periods aggregating 120 calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Executive's control, unless Executive is granted a leave of absence by the Board of Directors. Executive and Employer hereby acknowledge that Executive's ability to perform the duties specified in paragraph 1 hereof is of the essence of this Agreement. Termination hereunder shall be deemed to be effective immediately upon Executive's death or a determination by the Board of Directors of Executive's total disability, as defined herein.

7.       TERMINATION PAYMENTS

         In the event of termination of the employment of Executive, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this paragraph 7:

         7.1. TERMINATION BY EMPLOYER WITHOUT CAUSE OR BY EXECUTIVE WITH GOOD REASON, OR UPON CHANGE IN CONTROL OF EMPLOYER

         If Employer terminates Executive's employment without Cause, or if Executive terminates his employment with Good Reason, or if Executive's employment is terminated upon a Change in Control of Employer (as defined in paragraph 7.4 below), in each case prior to the end of the term of this Agreement, Executive shall be entitled to receive

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immediately and in a lump sum payment: (a) termination payments equal to (i)
$630,000 if such termination occurs prior to the first anniversary of the Commencement Date, or (ii) 200% of Executive's then-current annual base salary if such termination occurs after the first anniversary of the Commencement Date and (b) any unpaid annual base salary and unpaid fringe benefits under paragraph
5.1 that have accrued as of the date termination of Executive's employment becomes effective (or, if applicable, up to the end of the 90 or 30-day period referenced in paragraphs 6.1 or 6.2) and (c) performance bonus payments pursuant to paragraph 4.2.2, except such performance bonus payments shall be made by Employer in accordance with payment provisions and terms set forth in paragraph
4.2.2 (e.g. payment shall be no later than 30 days after completion of Employer's audited financial statements for the applicable fiscal year and shall be calculated based upon prorated calculations, if applicable, as provided for by paragraph 4.2.2) and (d) if Executive's employment is terminated upon a Change in Control transaction, any additional compensation payable pursuant to paragraph 4.2.3. If Executive is terminated by Employer for Cause, Executive shall not be entitled to receive any of the foregoing benefits, other than any accrued but unpaid annual base salary and other benefits set forth in clause (b) above.

         7.2 TERMINATION BY EXECUTIVE WITHOUT GOOD REASON; TERMINATION BECAUSE OF DEATH OR TOTAL DISABILITY

         In the case of the termination of Executive's employment by Executive without Good Reason or because of his death or total disability, Executive (or his personal representative, as applicable) shall not be entitled to receive any payments hereunder other than any accrued but unpaid annual base salary and other benefits set forth in clause (b) of paragraph 7.1 hereof and performance bonus payments pursuant to paragraph 4.2.2, except that such performance bonus payments shall be made in accordance with the payment provisions and terms set forth in paragraph 4.2.2 (e.g. payment shall be made no later than 30 days after completion of Employer's audited financial statements for the applicable fiscal year and shall be calculated based upon prorated calculations, if applicable, as provided for by paragraph 4.2.2).

         7.3.     EXPIRATION OF TERM; TERMINATION PURSUANT TO PARAGRAPH 3

         Notwithstanding anything to the contrary, in the case of a termination of Executive's employment as a result of the expiration of the term (as the same may be extended pursuant to paragraph 3) of this Agreement, Executive shall not be entitled to receive any payments hereunder other than those set forth in clause (b) of paragraph 7.1 hereof.
If this Agreement is terminated pursuant to the final paragraph of paragraph 3, Executive shall be entitled to no compensation of any kind.

         7.4.     DEFINITION OF CHANGE IN CONTROL

         A "CHANGE IN CONTROL" of Employer shall mean: (a) any consolidation or merger of Employer in which Employer is not the continuing or surviving corporation or pursuant to which shares of Employer's Common Stock would be converted into the right to receive cash, securities or other property, other than a merger of Employer in which the holders of

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Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Employer; (c) the acquisition by any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), excluding, for this purpose, Employer) of any shares of Common Stock (or securities convertible into Common Stock), if after making such acquisition, such person is the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 30% or more of the outstanding Common Stock (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire common stock); or (d) the failure, for any reason, of the persons comprising the Board of Directors as of the date hereof (the "INCUMBENT BOARD") to constitute at least a majority of the Board of Directors; provided, however, that any person whose election or nomination for election was approved by a majority of the persons then comprising the Incumbent Board (other than an election or nomination of a person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, deemed to be a member of the Incumbent Board.

         7.5.     DEFINITION OF CAUSE

         Whenever reference is made in this Agreement to termination being with or without Cause, "CAUSE" shall mean cause given by Executive to Employer and shall include the occurrence of one or more of the following events:

                  (a) Willful failure or refusal to carry out the lawful duties of Executive described in paragraph 1 hereof or lawful directions of the Board of Directors of Employer, which directions are reasonably consistent with the duties herein set forth to be performed by Executive.

                  (b) Conviction of or entering a plea of guilty or no contest to a violation by Executive of a state or federal criminal law involving the commission of a crime against Employer or its employees or a felony;

                  (c) Continuous misuse of alcohol or controlled substances or illegal substances that materially interferes with Executive's performance of his duties to Employer; deception, fraud, misrepresentation or dishonesty by Executive; any incident materially compromising Executive's reputation or ability to represent Employer with the public; any act or omission by Executive that materially impairs Employer's business, good will or reputation; or any other misconduct; or

                  (d) Any material violation of any provision of this Agreement that is not cured by Executive within 30 days after receipt of written notice thereof given by Employer.

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         7.6      DEFINITION OF GOOD REASON

         Whenever reference is made in this Agreement to termination being with Good Reason, "GOOD REASON" means the occurrence, without Executive's written consent, of one or more of the following events:

                  (a) Action by Employer which results in a material diminution in the position held by Executive, or the assignment to Executive of duties materially inconsistent with his position with Employer, excluding for this purpose isolated and inadvertent action not taken in bad faith and that is remedied by Employer within 30 days after receipt of written notice thereof given by Executive;


                  (b) Failure by Employer to promptly pay Executive any installment or portion of his compensation from Employer when earned and due (excluding for this purpose any inadvertent action not taken in bad faith and that is remedied by Employer promptly after receipt of written notice thereof given by Executive);

                  (c) Employer requiring Executive generally to perform his duties to Employer at a location more than 75 miles outside the Albany, Oregon area, excluding for this purpose travel outside such area reasonably required in connection with fulfilling his duties and responsibilities to Employer; or

                  (d) Any other material breach by Employer of this Agreement that is not cured by Employer within 30 days after receipt of written notice thereof from Executive.

8.       NONCOMPETITION AND NONSOLICITATION

         8.1.     APPLICABILITY

         This paragraph 8 shall survive the termination of Executive's employment with Employer or the expiration of the term of this Agreement.

         8.2.     SCOPE OF COMPETITION

         Executive agrees that he will not, directly or indirectly, during his employment and for a period of two years from the later of (a) the date on which his employment with Employer terminates for any reason and (b) the date this Agreement expires, be employed by, consult with or otherwise perform services for, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected with, in any manner, any Competitor. A "Competitor" shall include any entity which, directly or indirectly, competes with Employer or produces, markets, distributes or otherwise derives benefit from the production, marketing or distribution of products that compete with products then produced by Employer or the feasibility for production of which Employer is then actually studying, or which is preparing to market or is developing products that will be in


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competition with the products then produced or being studied or developed by
Employer, in each case anywhere within such geographic areas as Employer sells or markets its products at the time of termination of Executive's employment with Employer, unless released from such obligation in writing by the Board of Directors. Executive shall be deemed to be related to or connected with a Competitor if such Competitor is (a) a partnership in which he is a general or limited partner or employee, (b) a corporation or association of which he is a shareholder, officer, employee or director, or (c) a partnership, limited liability company, corporation or association of which he is a member, manager, consultant or agent; provided, however, that nothing herein shall prevent (x) the purchase or ownership by Executive of shares which constitute less than five percent of the outstanding equity securities of a publicly held corporation, or
(y) Executive's current ownership of Bachem Inc., as set forth on Attachment A hereto, if in each case Executive has no other relationship with such corporation or entity.

         8.3.     SCOPE OF NONSOLICITATION

         Executive shall not, directly or indirectly, solicit, influence or entice, or attempt to solicit, influence or entice, any employee or consultant of Employer to cease his relationship with Employer or solicit, influence, entice or in any way divert any customer, distributor, partner, joint venture or supplier of Employer to do business or in any way become associated with any Competitor. This subparagraph 8.3 shall apply during the time period and geographical area described in subparagraph 8.2 hereof.

         8.4.     ASSIGNMENT OF INTELLECTUAL PROPERTY

         All concepts, designs, machines, devices, uses, processes, technology, trade secrets, works of authorship, customer lists, plans, embodiments, inventions, improvements or related work product (collectively "INTELLECTUAL PROPERTY") which Executive develops, conceives or first reduces to practice during the term of his employment hereunder or within one year after the termination of his employment hereunder or the expiration of this Agreement, whether working alone or with others, shall be the sole and exclusive property of Employer, together with any and all Intellectual Property rights, including, without limitation, patent or copyright rights, related thereto, and Executive hereby assigns to Employer all of such Intellectual Property. "INTELLECTUAL PROPERTY" shall include only such concepts, designs, machines, devices, uses, processes, technology, trade secrets, customer lists, plans, embodiments, inventions, improvements and work product which (a) relate to Executive's performance of services under this Agreement, to Employer's field of business or to Employer's actual or demonstrably anticipated research or development, whether or not developed, conceived or first reduced to practice during normal business hours or with the use of any equipment, supplies, facilities or trade secret information or other resource of Employer or (b) are developed, in whole or in part, on Employer's time or developed using Employer's equipment, supplies, facilities or trade secret information, or other resources of Employer, whether or not the work product relates to Employer's field of business or Employer's actual or demonstrably anticipated research.

         8.5.     DISCLOSURE AND PROTECTION OF INVENTIONS

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         Executive shall disclose in writing all concepts, designs, processes, technology, plans, embodiments, inventions or improvements constituting Intellectual Property to Employer promptly after the development thereof. At Employer's request and at Employer's expense, Executive will assist Employer or its designee in efforts to protect all rights relating to such Intellectual Property. Such assistance may include, without limitation, the following: (a) making application in the United States and in foreign countries for a patent or copyright on any work products specified by Employer; (b) executing documents of assignment to Employer or its designee of all of Executive's right, title and interest in and to any work product and related intellectual property rights; and (c) taking such additional action (including, without limitation, the execution and delivery of documents) to perfect, evidence or vest in Employer or its designee all right, title and interest in and to any Intellectual Property and any rights related thereto.

         8.6.     NONDISCLOSURE; RETURN OF MATERIALS

         During the term of his employment by Employer and following termination of such employment, he will not disclose (except as required by his duties to Employer), any concept, design, process, technology, trade secret, customer list, plan, embodiment, or invention, any other Intellectual Property or any other confidential information (including, without limitation, customer information), whether patentable or not, of Employer of which Executive becomes informed or aware during his employment, whether or not developed by Executive. In the event of the termination of his employment with Employer or the expiration of this Agreement, Executive will return all documents, data and other materials of whatever nature, including, without limitation, drawings, specifications, research, reports, embodiments, software and manuals to Employer which pertain to his employment with Employer or to any Intellectual Property and shall not retain or cause or allow any third party to retain photocopies or other reproductions of the foregoing.

         8.7.     EQUITABLE RELIEF

         Executive acknowledges that the provisions of this paragraph 8 are essential to Employer, that Employer would not enter into this Agreement if it did not include this paragraph 8 and that damages sustained by Employer as a result of a breach of this paragraph 8 cannot be adequately remedied by damages, and Executive agrees that Employer, notwithstanding any other provision of this Agreement, including paragraph 13 hereof, and in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of any provision of this Agreement, including this paragraph 8.

         8.8.     EFFECT OF VIOLATION

         Executive and Employer acknowledge and agree that additional consideration has been given for Executive entering into this paragraph 8, such additional consideration, including, certain provisions for termination payments pursuant to paragraph 7 of this Agreement. Violation by Executive of this paragraph 8 shall relieve Employer of any


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obligation it may have to make such termination payments, but shall not relieve
Executive of his obligations under this paragraph 8.

         8.9.     DEFINITION OF EMPLOYER

         For purposes of subparagraph 8.2 and subparagraph 8.3 hereof, "EMPLOYER" shall include Employer and any of its subsidiaries or parent corporation and any business ventures in which Employer or any of its subsidiaries or parent corporation may participate.

9.       REPRESENTATIONS AND WARRANTIES

         In order to induce Employer to enter into this Agreement, Executive represents and warrants to Employer as follows:

         9.1      NO VIOLATION OF OTHER AGREEMENTS

         Subject to the terms of the agreement between Executive and Bachem Holding AG, a true and complete copy of which Executive has delivered to Employer, neither the execution nor the performance of this Agreement by Executive will violate or conflict in any way with any other agreement by which Executive may be bound, or with any other duties imposed upon Executive by corporate or other statutory or common law.

         9.2      PATENTS, ETC.

         Executive has prepared and attached hereto as Schedule A a list of all inventions, patent applications and patents made or conceived by Executive prior to the date hereof, which are subject to prior agreement or which Executive desires to exclude from this Agreement, or, if no such list is attached, Executive hereby represents and warrants to Employer that there are no such inventions, patent applications or patents.

10.      FORM OF NOTICE

         All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission, by overnight delivery by a nationally recognized carrier service or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

         If to Executive:             Pius (Philip) Ottiger
                                      17 Pear Tree Lane
                                      Rolling Hills Estates, CA 90274

         If to Employer:              Synthetech, Inc.
                                      1290 Industrial Way
                                      Albany, OR 97321-0210


                                      -12-
Employment Agreement

                                      Fax No. (541) 967-9424
                                      Attention: Chairman, Board of Directors

         Copy to:                     Perkins Coie LLP
                                      1120 NW Couch Street, Tenth Floor
                                      Portland, OR  97209-4128
                                      Attention:  David Matheson
                                      Facsimile No.: 503-727-2222

         If notice is mailed, such notice shall be effective upon mailing, if such notice is sent by overnight delivery, such notice shall be effective upon the next business day following delivery to the courier service, or if notice is personally delivered or sent by telecopy or other electronic facsimile transmission, it shall be effective upon receipt.

11.      ASSIGNMENT

         This Agreement is personal to Executive and shall not be assignable by Executive. Employer may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which Employer is a party or (b) any corporation, partnership, association or other person to which Employer may transfer all or substantially all of the assets and business of Employer existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors, heirs, legal representatives and permitted assigns.

12.      WAIVERS

         No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

13.      ARBITRATION

         Subject to the provisions of subparagraph 8.7 hereof, any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in Portland, Oregon, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "AAA Rules"), conducted by one arbitrator either mutually agreed upon by Employer and Executive or chosen in accordance with the AAA Rules, except that (a) the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery and (b) the arbitration may be conducted by AAA or by such other arbitration service as the parties agree. The prevailing party shall be entitled to


                                      -13-
Employment Agreement
costs, expenses and reasonable attorneys' fees, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

14.      AMENDMENTS IN WRITING

         No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Employer and Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Employer and Executive.

15.      APPLICABLE LAW; VENUE

         This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Oregon, without regard to any rules governing conflicts of laws. Subject to paragraph 13, the parties irrevocably consent to the exclusive jurisdiction and venue of the state and federal courts located in Multnomah County, Oregon in connection with any action relating to this Agreement.

16.      SEVERABILITY

         If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

17.      HEADINGS

         All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

18.      COUNTERPARTS

         This Agreement, and any amendment or modification entered into pursuant to paragraph 14 hereof, may be executed in any number of counterparts, each of which

                                      -14-
Employment Agreement
counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

19.      ENTIRE AGREEMENT

         This Agreement on and as of the date hereof constitutes the entire agreement between Employer and Executive with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between Employer and Executive with respect to such subject matter are hereby superseded and nullified in their entireties.






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                                      -15-
Employment Agreement

IN WITNESS WHEREOF, the parties have executed and entered into this Employment Agreement on the date set forth above.



                                   EXECUTIVE:

                                   /s/ Pius (Philip) Ottiger
                                   -----------------------------------------
                                   Name: Pius (Philip) Ottiger



                                   EMPLOYER:

                                   SYNTHETECH, INC.


                                   By   /s/ Daniel T. Fagan
                                        ------------------------------------
                                   Title: Chairman of the Board of Directors



































                                      -16-
Employment Agreement

                                  ATTACHMENT A
                                       TO
                              EMPLOYMENT AGREEMENT

         Business Interests

----------------------- ----------------------- --------------------------------

    BUSINESS NAME           OWNERSHIP               INTEREST
----------------------- ----------------------- --------------------------------


Limrock Farm             100% Ownership         Agriculture and Horse Breeding

Reddick FL

----------------------- ----------------------- --------------------------------

Bachem Inc              Minority Shareholding   Will keep present investment

Bubendorf               Less than 1 % ownership

Switzerland
----------------------- ----------------------- --------------------------------




Employment Agreement